Shareholder Vote

Special meetings of shareholders of the Growth & Income (formerly Asset Allocation) Fund, Large-Cap Growth Fund, Small-Cap Growth Fund, Communications (formerly Utility) Fund, Market Neutral Fund and Government Money Market Fund were held on July 6 and 9, 2001, to vote on several matters:

1. Approve a proposal that would authorize the Adviser to employ a "manager-of-managers" style, subject to supervision and approval of the Board of Trustees of the Trust, that will enable the Adviser to hire, terminate or replace investment Subadvisers for each Fund and to make material changes in a sub-advisory contract without shareholder approval.

2. Approve a new Investment Management Agreement between the Trust and the Adviser that enables the Adviser to employ a "manager-of-managers" style, increases the management fee payable to the Adviser for certain Funds and eliminates the provision of administrative services by the Adviser to all Funds.

3. Approve a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act for Investor Shares of certain Funds.

4. Approve a new portfolio management (sub-advisory) agreement between the Adviser and CastleArk Management, LLC for the Large-Cap Fund.

5. Approve a new portfolio management (sub-advisory) agreement between the Adviser and CastleArk Management, LLC for the Small-Cap Fund.

6. Approve a new portfolio management (sub-advisory) agreement between the Adviser and U.S. Bancorp Piper Jaffray Asset Management, Inc. for the Government Money Market Fund.

7.   Approve an amendment to the  investment  objective of the Asset  Allocation
     Fund.

8. Approve changes to the investment objective, sub-classification and certain fundamental investment policies of the Utility Fund, as follows:

     (a)  Amend the investment objective of the Utility Fund.

     (b) Change the investment subclassification of the Utility Fund, and eliminate a fundamental investment policy in order to permit the Utility Fund to be operated as a "non-diversified" mutual fund.

     (c) Amend the fundamental investment policy regarding concentration in particular industries to eliminate the requirement that the Utility Fund invest at least 65% of its total assets in securities issued by utilities.

A special meeting of shareholders was also held on July 6, 2001 to vote for a Plan of Liquidation of the Opportunities Fund.

Shareholders adopted all proposals. The voting on each proposal was as follows:

Proposal 1 - Investor and Institutional Shares of the -   For               Against            Abstain
                                                          ---               -------            -------
         Asset Allocation Fund                        6,950,675.745        814,089.390       497,605.430
         Large-Cap Fund                               8,078,628.902      1,094,033.098     1,471,843.710
         Small-Cap Fund                               1,562,599.102        105,176.904       250,697.616
         Utility Fund                                 1,099,831.435        146,954.588        65,808.981
         Market Neutral Fund                          1,099,817.270        127,550.980        73,879.619
         Government Money Market Fund                25,705,986.180      2,045,073.790       291,298.080

Proposal 2 - Investor and Institutional Shares of the -   For               Against            Abstain
                                                          ---               -------            -------
         Asset Allocation Fund                        6,629,756.576      1,123,423.576       509,190.464
         Large-Cap Fund                               7,566,118.957      1,573,283.004     1,505,103.749
         Small-Cap Fund                               1,374,290.397        301,671.277       242,511.948
         Utility Fund                                   992,402.919        238,715.056        81,477.029
         Market Neutral Fund                          1,106,983.740        109,534.655        84,729.474
         Government Money Market Fund                25,959,794.940      1,748,182.630       334,380.480

Proposal 3- Investor Shares of the -                      For               Against            Abstain
                                                          ---               -------            -------
         Asset Allocation Fund                        5,897,817.895      1,854,507.490       499,712.180
         Large-Cap Fund                               7,387,787.003      2,042,919.587     1,298,689.183
         Small-Cap Fund                               1,231,848.019        416,539.797        43,287.097
         Utility Fund                                   899,412.094        331,654.840        77,843.070
         Market Neutral Fund                            973,185.320        251,428.328        76,634.224

Proposal 4- Investor and Institutional Shares of the -    For               Against            Abstain
                                                          ---               -------            -------
         Large-Cap Fund                               8,856,451.049      1,192,524.918       595,529.743

Proposal 5 - Investor and Institutional Shares of the -   For               Against            Abstain
                                                          ---               -------            -------
         Small-Cap Fund                               1,658,694.696        195,377.580        64,401.346

Proposal 6 - Shares of the -                              For               Against            Abstain
                                                          ---               -------            -------
         Government Money Market Fund                26,316,941.060      1,374,296.700       351,120.290

Proposal 7 - Investor and Institutional Shares of the -   For               Against            Abstain
                                                          ---               -------            -------
         Asset Allocation Fund                        6,680,685.677      1,080,784.502       500,900.386

Proposal 8(a) - Investor and Institutional Shares of the -                  For                Against    Abstain
                                                                            ---                -------    -------
         Utility Fund                                 1,022,238.197        215,338.488        75,018.319

Proposal 8(b) - Investor and Institutional Shares of the -                  For                Against    Abstain
                                                                            ---                -------    -------
         Utility Fund                                   991,731.741        233,412.222        87,451.041

Proposal 8(c) - Investor and Institutional Shares of the -                  For                Against    Abstain
                                                                            ---                -------    -------
         Utility Fund                                   984,512.523        237,303.042        90,779.439

Liquidation Proposal  - Shares of the -                   For               Against            Abstain
                                                          ---               -------            -------
         Opportunities Fund                              98,644.107          1,509.293         2,581.563